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                                                                    EXHIBIT 3.57


                            ARTICLES OF INCORPORATION

                                       OF
                               QUANTUM PLUS, INC.

         FIRST: The name of the Corporation shall be:

                               QUANTUM PLUS, INC.

         SECOND: The purpose of the Corporation is to engage in any lawful activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THIRD: The name and address in the State of California of the Corporation's initial agent for service of process is:

                  Philip S. Chase
                  1600 S. Main Street
                  Suite 318
                  Walnut Creek, CA 94596

         FOURTH: The Corporation is authorized to issue one class of stock, designated "Common Stock", and the total number of shares which the Corporation is authorized to issue is One Hundred Thousand (100,000) shares.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed Articles of Incorporation at San Francisco, California, this 22nd day of January, 1997.


                                                /s/ Walter M. Schey
                                                _______________________________
                                                Walter M. Schey, Incorporator

         I declare that I am the person who executed the foregoing Articles of Incorporation, and that said instrument is my act and deed.


                                                /s/ Walter M. Schey
                                                _______________________________
                                                Walter M. Schey, Incorporator